Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Vantage Energy Inc.:

We consent to the use of our report dated August 29, 2016, with respect to the balance sheet of Vantage Energy Inc. as of June 30, 2016, included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Denver, Colorado

September 13, 2016